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ASHWORTH, INC

SUBSIDIARIES OF THE REGISTRANT.



Name of subsidiary                    State or other jurisdiction
                                      of incorporation

Ashworth International, Inc           US Virgin Islands
 (Foreign Sales Corporation)

Ashworth Store I, Inc.                Delaware

Ashworth Store II, Inc.               Delaware

Ashworth Store III, Inc.              Delaware

Ashworth UK Ltd                       England

Ashworth Inc et Compagnie             Luxemburg










                 EXHIBIT 21